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                                                                    Exhibit 15.1

April 12, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated March 26, 2001 on our reviews of interim financial information of Apollo Group, Inc. (the "Company") and University of Phoenix Online as of and for the period ended February 28, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended are incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-46834, 33-87844, 33-88982, 33-88984, and 33-63429)

Very truly yours,




PricewaterhouseCoopers LLP